Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to Web.com Group, Inc. of our report dated April 23, 2015 relating to the consolidated financial statements of Yodle Inc. and subsidiaries, as of and for the year ended December 31, 2014 and 2013, appearing in the Current Report Amendment No. 1 on Form 8-K/A of Web.com Group, Inc., filed with the Securities and Exchange Commission on May 23, 2016.

/s/ Deloitte & Touche LLP

New York, New York
January 31, 2017